Exhibit 99.1
January 24, 2008
VIA FEDERAL EXPRESS
Hypercom Corporation
2851 West Kathleen Road
Phoenix, Arizona 85053
Attn: Norman Stout, Chairman of the Board
Dear Norman:
     Ingenico has filed a claim in the English courts alleging a breach by certain Francisco Partners’ entities of a March 21, 2006 confidentiality agreement. We believe that Ingenico’s claim is without merit and that it is a rather transparent and desperate attempt by Ingenico to interfere with the Hypercom/Thales transaction and its financing. We intend to defend ourselves vigorously.
     Please be assured that we stand behind fully our commitment letter to Hypercom dated December 20, 2007.

Very truly yours, Francisco Partners, II, L.P.
By:	FRANCISCO PARTNERS GP II, L.P. its General Partner

By:	FRANCISCO PARTNERS GP II MANAGEMENT, LLC its General Partner

By:	/s/ Keith Geeslin
Keith Geeslin
	Title:	Partner

cc:	Michael J. Kennedy (O’Melveny & Myers LLP)
One Letterman Drive, Building C       Suite 410       San Francisco, CA 94129       650.233.2900       fax 650.233.2999